Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
November 1, 2012	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS

FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2012

ANNOUNCES 9% INCREASE IN CASH DIVIDEND

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its third quarter ended September 30, 2012. Total revenues for the third quarter of 2012 decreased 1.7%, or $3.4 million, to $196.6 million from $200.0 million for the third quarter of 2011. The decrease primarily related to a 2.3% decrease in comparable store sales, partially offset by additional revenues from six new stores opened or acquired since the end of the third quarter of 2011.

Net income for the third quarter ended September 30, 2012 decreased 33.3%, or $3.9 million, to $7.8 million compared to $11.7 million for the third quarter of 2011. Diluted earnings per share decreased to $0.45 per share for the third quarter of 2012 from $0.62 per share for the third quarter of 2011. The decrease primarily related to the decrease in net income.

For the first nine months of 2012, total revenues decreased 2.6%, or $16.9 million, to $625.7 million compared to $642.6 million for the first nine months of 2011. The decrease in total revenues was primarily related to a 3.1% decrease in comparable store sales, partially offset by additional revenues from six new stores opened or acquired since the end of the third quarter of 2011.

Net income for the first nine months of 2012 decreased 15.3%, or $8.0 million, to $44.2 million compared to $52.2 million for the first nine months of 2011. Diluted earnings per share decreased to $2.50 per share for the first nine months of 2012 from $2.70 per share for the first nine months of 2011. The decrease primarily related to the decrease in net income. Diluted earnings per share for the first nine months of 2012 benefitted approximately $0.20 from our repurchase of 2.7 million shares of our common stock since the beginning of 2011 fiscal year.

On October 30, 2012, the Company’s Board of Directors declared a cash dividend of $0.24 per share, a 9% increase from our most recent dividend. This cash dividend is scheduled to be paid on December 27, 2012 to stockholders of record as of December 6, 2012.

Michael Magusiak, President and Chief Executive Officer, stated “We are not pleased with our comparable store sales results for the third quarter and its impact on earnings. During the third quarter, we continued to test certain marketing strategies including a significant reduction in kid’s television advertising weight levels and launched a digital media advertising campaign targeting moms. In retrospect, we believe we reduced media weight levels too deeply, which negatively impacted sales.”

Magusiak continued, “We have continued to revise our strategies to refresh our concept and have developed what we believe is a comprehensive strategic plan that will be fully implemented in 2013. Incorporated in our strategies is a strong marketing plan targeting both kids and adults with significant increases in our media buy, along with the implementation and communication of our value proposition. We remain optimistic about and fully-committed to our strategies, and continue to believe that when fully deployed our strategies will lead to comparable store sales increases, earnings growth and enhanced shareholder value.”

Business Outlook:

Given the uncertainty that surrounds our fourth quarter sales, including the ultimate impact of Superstorm Sandy in our lowest seasonal quarter, we are suspending guidance for the fourth quarter of 2012.

At this time we are providing guidance for fiscal 2013 of a 2%-3% increase in comparable store sales resulting in diluted earnings per share in a range of $2.80-$3.00, which includes an approximate increase of $5 million in advertising expense as compared to fiscal 2012.

We intend to further update you on our projections for sales and earnings on our year-end call in February of 2013.

Third Quarter 2012 Conference Call:

The Company will host a conference call Thursday, November 1, 2012, at 3:30 p.m. Central Time to discuss its third quarter financial results and our business outlook. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, December 21, 2012.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 562 Chuck E. Cheese’s stores located in 48 states and eight foreign countries or territories. Currently, 511 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides, and play areas, as well as a variety of dining options including pizzas, sandwiches, wings, appetizers, a salad bar, and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $7.7 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012, filed on February 23, 2012. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our business development strategies;

•	Unanticipated costs and delays in implementing our business development strategies;

•	Changes in consumer discretionary spending and general economic conditions;

•	Competition in both the restaurant and entertainment industries;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Loss of certain key personnel;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Government regulations, litigation, product liability claims and product recalls;

•	Adverse effects of local conditions, natural disasters and other events;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Disruptions of our information technology systems;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made in this press release. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share information)

	Three Months Ended				Nine Months Ended
	September 30,		October 2,		September 30,		October 2,
	2012		2011		2012		2011
REVENUES:
Food and beverage sales	$90,406	46.0%	$92,394	46.2%	$291,190	46.5%	$304,530	47.4%
Entertainment and merchandise sales	105,223	53.5%	105,461	52.7%	331,021	52.9%	333,745	51.9%

Total Company store sales	195,629	99.5%	197,855	98.9%	622,211	99.4%	638,275	99.3%
Franchise fees and royalties	921	0.5%	2,142	1.1%	3,512	0.6%	4,340	0.7%

Total revenues	196,550	100.0%	199,997	100.0%	625,723	100.0%	642,615	100.0%

OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	22,627	25.0%	23,196	25.1%	71,863	24.7%	74,186	24.4%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	7,703	7.3%	8,004	7.6%	23,848	7.2%	25,515	7.6%

Total cost of food, beverage, entertainment and merchandise (3)	30,330	15.5%	31,200	15.8%	95,711	15.4%	99,701	15.6%
Labor expenses (3)	55,139	28.2%	53,417	27.0%	170,192	27.4%	169,296	26.5%
Depreciation and amortization (3)	19,872	10.2%	19,939	10.1%	58,702	9.4%	61,597	9.7%
Rent expense (3)	19,526	10.0%	19,667	9.9%	57,441	9.2%	56,486	8.8%

Other store operating expenses (3)	33,501	17.1%	33,544	17.0%	95,767	15.4%	96,790	15.2%

Total Company store operating costs (3)	158,368	81.0%	157,767	79.7%	477,813	76.8%	483,870	75.8%
Other costs and expenses:
Advertising expense	9,966	5.1%	9,575	4.8%	26,947	4.3%	27,491	4.3%
General and administrative expenses	12,931	6.6%	10,799	5.4%	39,635	6.3%	38,078	5.9%
Asset impairments	818	0.4%	1,260	0.6%	3,541	0.6%	1,260	0.2%

Total operating costs and expenses	182,083	92.6%	179,401	89.7%	547,936	87.6%	550,699	85.7%

Operating income	14,467	7.4%	20,596	10.3%	77,787	12.4%	91,916	14.3%
Interest expense	2,031	1.0%	1,581	0.8%	6,085	1.0%	6,621	1.0%

Income before income taxes	12,436	6.3%	19,015	9.5%	71,702	11.5%	85,295	13.3%
Income taxes	4,642	2.4%	7,365	3.7%	27,525	4.4%	33,061	5.1%

Net income	$7,794	4.0%	$11,650	5.8%	$44,177	7.1%	$52,234	8.1%

Earnings per share:
Basic	$0.45		$0.62		$2.51		$2.70
Diluted	$0.45		$0.62		$2.50		$2.70

Weighted average common shares outstanding:
Basic	17,397		18,747		17,595		19,339
Diluted	17,473		18,799		17,652		19,379
Cash Dividends Declared Per Share	$0.22		$0.20		$0.66		$0.60

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.

(Note - Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30,	January 1,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$18,693	$18,673
Other current assets	62,609	62,008

Total current assets	81,302	80,681
Property and equipment, net	704,115	683,390
Other noncurrent assets	12,376	8,400

Total assets	$797,793	$772,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations, current portion	$991	$834
Other current liabilities	86,770	82,854

Total current liabilities	87,761	83,688
Capital lease obligations, less current portion	20,220	10,075
Revolving credit facility borrowings	374,400	389,600
Other noncurrent liabilities	168,984	164,931

Total liabilities	651,365	648,294
Stockholders’ equity	146,428	124,177

Total liabilities and stockholders’ equity	$797,793	$772,471

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,	October 2,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,177	$52,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59,257	62,101
Deferred income taxes	4,551	23,447
Stock-based compensation expense	5,630	5,479
Other adjustments	4,318	1,706
Changes in operating assets and liabilities:
Operating assets	(2,076)	3,938
Operating liabilities	3,383	5,844

Net cash provided by operating activities	119,240	154,749

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(75,597)	(68,166)
Acquisition of a store from a franchisee	(234)	—
Other investing activities	474	(178)

Net cash used in investing activities	(75,357)	(68,344)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments on revolving credit facility	(15,200)	(21,500)
Dividends paid	(11,829)	(7,787)
Restricted stock returned for payment of taxes	(2,629)	(2,749)
Purchases of treasury stock	(14,353)	(55,445)
Other financing activities	29	748

Net cash used in financing activities	(43,982)	(86,733)

Effect of foreign exchange rate changes on cash	119	(64)

Change in cash and cash equivalents	20	(392)
Cash and cash equivalents at beginning of period	18,673	19,269

Cash and cash equivalents at end of period	$18,693	$18,877

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following table set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	Three Months Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011
	(in thousands, except percentages)
Total revenues	$196,550	$199,997	$625,723	$642,615

Net income	$7,794	$11,650	$44,177	$52,234
Add:
Income taxes	4,642	7,365	27,525	33,061
Interest expense	2,031	1,581	6,085	6,621
Depreciation and amortization	20,049	20,123	59,257	62,101

EBITDA	$34,516	$40,719	$137,044	$154,017

EBITDA as a percent of total revenues	17.6%	20.4%	21.9%	24.0%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense, and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.

FREE CASH FLOW AND STORE COUNT INFORMATION

(Unaudited)

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Nine Months Ended
	September 30,	October 2,
	2012	2011
	(in thousands)
Cash provided by operating activities	$119,240	$154,749
Less:
Capital expenditures and franchise acquisitions	75,831	68,166
Dividend payments	11,829	7,787

Free Cash Flow	$31,580	$78,796

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures, franchise acquisitions and dividend payments.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, franchise acquisitions and payment of dividends, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow, as defined herein, may differ from similarly titled measures presented by other companies.

Store Count Information:

	Three Months Ended		Nine Months Ended
	September 30,	October 2,	September 30,	October 2,
	2012	2011	2012	2011
Number of Company-owned stores:
Beginning of period	510	507	507	507
New (1)	2	—	7	2
Acquired from franchisees	—	—	1	—
Closed (1)	(1)	—	(4)	(2)

End of period	511	507	511	507

Number of franchised stores:
Beginning of period	50	48	49	47
New	1	1	3	3
Acquired by the Company	—	—	(1)	—
Closed	—	—	—	(1)

End of period	51	49	51	49

(1)

For the three months ended September 30, 2012, new and closed stores include one relocated store. For the nine months ended September 30, 2012, new and closed stores include three relocated stores. New and closed stores for the nine months ended October 2, 2011, include one relocated store.